Exhibit 99.1

RECEIPT OF MAJORITY OF TENDERS AND CONSENTS ANNOUNCED IN
ANTICIPATION OF SALE OF SAFETY PRODUCTS HOLDINGS, INC.

OAK BROOK, Illinois — April 28, 2008 — In anticipation of the previously announced proposed sale (the “Sale”) of Safety Products Holdings, Inc. (the “Company”) to Honeywell International Inc. (“Honeywell”), the Company announced today that it received tenders and consents from holders of 99.99%, or $173,849,387, of the $173,849,512 outstanding aggregate principal amount of its 11 3/4% Senior PIK Notes due 2012 (the “Holdco Notes”) and Norcross Safety Products L.L.C. (the “Opco Purchaser” and together with the Company, the “Purchasers”) announced that it received tenders and consents from holders of 99.93%, or $152,400,000, of the $152,500,000 outstanding aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2011 (the “Opco Notes” and together with the Holdco Notes, the “Notes”) as of 5:00 p.m., New York City time, on April 25, 2008, in connection with their previously announced tender offers and consent solicitations.

As a result of obtaining the required consents, on April 25, 2008, the supplemental indentures effecting the amendments to the indentures governing each series of Notes contemplated by the tender offers and consent solicitations were executed and withdrawal rights have terminated.  The amendments to the indentures set forth in each supplemental indenture will not become operative until immediately prior to the consummation of the Sale and will cease to be operative unless the Sale is consummated and the respective Purchasers accept for purchase all of the applicable Notes tendered pursuant to each tender offer.

The tender offers remain open for the tender of Notes not previously tendered and are scheduled to expire at 12:00 midnight, New York City time, on May 9, 2008, unless extended.

The tender offers and consent solicitations are being made upon the terms and subject to conditions set forth in the related offer to purchase and consent solicitation statements dated April 14, 2008 (the “Statements”).

This announcement is not an offer to purchase, nor a solicitation of an offer to purchase, or a solicitation of tenders or consents with respect to, any Notes.  The tender offers and consent solicitations are being made solely pursuant to the Statements.

The Purchasers have retained Credit Suisse Securities (USA) LLC to serve as Dealer Manager and Solicitation Agent and D.F. King & Co., Inc. to serve as Information Agent and Tender Agent.  Requests for documents may be directed to D.F. King & Co., Inc. by telephone at (800) 431-9643 (toll free) or (212) 269-5550 (collect).  Questions regarding the tender offers and consent solicitations should be directed to Credit Suisse Securities (USA) LLC by telephone at (212) 325-4951 (collect).

The Company is a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry.  The Company manufactures and markets a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries.  The Company sells its products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, NEOS, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear, Salisbury and

SafetyLine.  The Company’s broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, turnout gear and linemen equipment.

This press release contains forward-looking information.  These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement.  Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations.  The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘intent,’’ ‘‘likely,’’ ‘‘will,’’ ‘‘should,’’ and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.  Important factors that could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) the Company’s high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting the Company or its product offerings; (iii) the impact of governmental spending; (iv) the Company’s ability to retain existing customers, maintain key supplier status with those customers with which it has achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management of the Company; (vii) acceptance by consumers of new products developed or acquired by the Company; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.